Exhibit 23.2








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Herley Industries, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 20, 2000 included in Herley Industries, Inc. Form 10-K for the year ended July 30, 2000.



/s/ ARTHUR ANDERSEN LLP

Lancaster, Pennsylvania
October 10, 2001